Exhibit 1

                              EXTENSION AGREEMENT
                              -------------------

THIS EXTENSION AGREEMENT (the "Agreement") dated for reference effective the 23rd day of December, 2002 (the "Effective Date").

AMONG:

          FARLINE  VENTURE  CORPORATION,  a  body  corporate with
          -----------------------------
          offices  at  Suite  2100  -  1066 West Hastings Street,
          Vancouver,  British  Columbia

          (hereinafter the "Vendor")
                                                               OF THE FIRST PART
AND:

          WILLIAM INY, of 5709 Hudson Street
          -----------
          Vancouver, BC V6M 2Z2

          (hereinafter the "Vendor's Principal")

                                                              OF THE SECOND PART
AND:

          CHARLES SEVEN, RON ROBERTSON, KEITH ROMINE,
          -------------  -------------  ------------
          THOMAS BLAKE, PIRJO JARVIS, and
          ------------  ------------
          FLAX-FLEX FABRICATORS, LTD., of
          ---------------------------
          20516 Claremont Avenue
          Riverside, CA 92507

          (hereinafter the "Purchasers")
                                                               OF THE THIRD PART
WHEREAS:

A. The Vendor, the Vendor's Principal and the Purchasers entered into an agreement dated September 24, 2002 (the "Original Agreement").
B. The parties have agreed to extend the date for the closing of the purchase and sale of shares of Thinka Weight-Loss Corporation (the "Company") pursuant to the Original Agreement to March 25, 2003.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the payment of the sum of $10.00 by the Purchasers to the Vendor and the Vendor's Principal and in consideration of the mutual covenants and conditions hereinafter contained, the parties hereto have agreed and do hereby agree as follows:

1. The timing of payment of the purchase price is amended by replacing Section 2 of the Original Agreement with the following:

     "2. The aggregate purchase price will be $150,000 US (the "Purchase Price"), being approximately $0.0283 per share and will be payable as follows:

     a.   $25,000  on  or  before  March  10,  2003;  and

     b.   The  balance  of  $125,000  at  the  closing."

2. The date and place for the closing of the purchase and sale of the 5,300,000 shares of the Company pursuant to the Original Agreement is hereby extended to March 25, 2003 by replacing Section 8 of the Original Agreement with the following:

     "8. Closing shall take place at the offices of Lee Goddard & Duffy, LLP in Irvine, California, on the 25th day of March, 2003 or at such earlier date as the Purchasers may on three days' notice, specify."

3. The Original Agreement shall continue in full force and effect in accordance with its terms without amendment, except as provided for in this Agreement.

4. This agreement may be executed in counterparts which together shall form one and the same instrument.

IN WITNESS WHEREOF this agreement has been executed by the parties as of the day and year first above written.

FARLINE  VENTURE  CORPORATION
by  its  authorized  signatory:


--------------------------------------
Signature of Authorized Signatory


--------------------------------------
Name and Title of Authorized Signatory


SIGNED, SEALED AND DELIVERED
BY WILLIAM INY in the presence of:


--------------------------------------                 -------------------------
Name of Witness                                        WILLIAM INY


--------------------------------------
Address of Witness


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                                  Page 2 of 4

SIGNED, SEALED AND DELIVERED
BY CHARLES SEVEN in the presence of:



--------------------------------------                 -------------------------
Name of Witness                                        CHARLES SEVEN


--------------------------------------
Address  of  Witness


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SIGNED,  SEALED  AND  DELIVERED
BY RON ROBERTSON in the presence of:



--------------------------------------                 -------------------------
Name of Witness                                        RON ROBERTSON


--------------------------------------
Address of Witness


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SIGNED,  SEALED  AND  DELIVERED
BY KEITH ROMINE in the presence of:


--------------------------------------                 -------------------------
Name of Witness                                        KEITH ROMINE


--------------------------------------
Address of Witness


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                                  Page 3 of 4

SIGNED, SEALED AND DELIVERED
BY THOMAS BLAKE in the presence of:


--------------------------------------                 -------------------------
Name of Witness                                        THOMAS BLAKE


--------------------------------------
Address of Witness


SIGNED, SEALED AND DELIVERED
BY PIRJO JARVIS in the presence of:


--------------------------------------                 -------------------------
Name of Witness                                        PIRJO JARVIS


--------------------------------------
Address  of  Witness


--------------------------------------


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FLAX-FLEX FABRICATORS, LTD.
by its authorized signatory:


--------------------------------------
Signature of Authorized Signatory


--------------------------------------
Name and Title of Authorized Signatory


                                  Page 4 of 4
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